Exhibit 32.2

SECTION 1350 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

In connection with the Annual Report on Form 10-K of TherapeuticsMD, Inc. (the “Company”) for the year ended December 31, 2022 (the “10-K Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Michael C. Donegan, Principal Financial Officer of the Company, certify, to my best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 7, 2023

/s/ Michael C. Donegan
Michael C. Donegan
Principal Financial Officer

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.